                                                                     Exhibit 4.7



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                         PLEDGE AND COLLATERAL AGREEMENT


                                     made by


                          EDISON MISSION HOLDINGS CO.,


                                   in favor of

                              THE BANK OF NEW YORK,
                                 as successor to

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                               as Collateral Agent



                          Dated as of December __, 2001



================================================================================





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                                TABLE OF CONTENTS

                                                                                                               PAGE

SECTION 1. DEFINED TERMS..........................................................................................2
         1.1      DEFINITIONS.....................................................................................2
         1.2      OTHER DEFINITIONAL PROVISIONS...................................................................3

SECTION 2. PLEDGE; GRANT OF SECURITY INTEREST.....................................................................3

SECTION 3. REPRESENTATIONS AND WARRANTIES.........................................................................4
         3.1      DUE ORGANIZATION................................................................................5
         3.2      DUE AUTHORIZATION; ENFORCEABILITY, ETC..........................................................5
         3.3      NON-CONTRAVENTION...............................................................................5
         3.4      CONSENTS........................................................................................5
         3.5      LITIGATION......................................................................................6
         3.6      DEFENSES........................................................................................6
         3.7      REGULATIONS.....................................................................................6
         3.8      OTHER CONTRACTS.................................................................................6
         3.9      TITLE; NO OTHER LIENS...........................................................................6
         3.10     PERFECTED FIRST PRIORITY LIENS..................................................................6
         3.11     CHIEF EXECUTIVE OFFICE..........................................................................7
         3.12     INVESTMENT PROPERTY.............................................................................7

SECTION 4. COVENANTS..............................................................................................7
         4.1      MAINTENANCE OF EXISTENCE........................................................................7
         4.2      PAYMENT OF TAXES................................................................................7
         4.3      BANKRUPTCY......................................................................................8
         4.4      DELIVERY OF CERTIFICATED SECURITIES.............................................................8
         4.5      MAINTENANCE OF PERFECTED SECURITY INTEREST FURTHER DOCUMENTATION................................8
         4.6      CHANGES IN LOCATIONS, NAME, ETC.................................................................8
         4.7      NOTICES.........................................................................................9
         4.8      INVESTMENT PROPERTY.............................................................................9

SECTION 5. REMEDIAL PROVISIONS...................................................................................10
         5.1      INVESTMENT  PROPERTY...........................................................................10
         5.2      PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT.................................................11
         5.3      DEPOSITS; APPLICATION OF PROCEEDS..............................................................11
         5.4      CODE AND OTHER REMEDIES........................................................................12
         5.5      PLEDGED SHARES.................................................................................12
         5.8      WAIVER; DEFICIENCY.............................................................................13

SECTION 6. THE COLLATERAL AGENT..................................................................................13
         6.1      COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC........................................13
         6.2      DUTY OF COLLATERAL AGENT.......................................................................15
         6.3      EXECUTION OF FINANCING STATEMENTS..............................................................15
         6.4      AUTHORITY OF COLLATERAL AGENT..................................................................15

SECTION 7. MISCELLANEOUS.........................................................................................16


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         7.1      AMENDMENTS IN WRITING..........................................................................16
         7.2      NOTICES........................................................................................16
         7.3      NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES............................................16
         7.4      SUCCESSORS AND ASSIGNS.........................................................................16
         7.5      SET-OFF........................................................................................17
         7.6      COUNTERPARTS...................................................................................17
         7.7      SEVERABILITY...................................................................................17
         7.8      SECTION HEADINGS...............................................................................17
         7.9      INTEGRATION....................................................................................18
         7.10     GOVERNING LAW..................................................................................18
         7.11     SUBMISSION TO JURISDICTION; WAIVERS............................................................18
         7.12     ACKNOWLEDGMENTS.  THE PLEDGOR HEREBY ACKNOWLEDGES THAT:........................................19
         7.13     RELEASES.......................................................................................19
         7.14     CONTINUING ASSIGNMENT; PLEDGE AND SECURITY INTEREST; RELEASE...................................19
         7.15     EXPENSES.......................................................................................20
         7.16     WAIVER OF JURY TRIAL...........................................................................22



SCHEDULES

Schedule 1........Notice Addresses
Schedule 2........Investment Property
Schedule 3........Perfection Matters
Schedule 4........Jurisdictions of Organization and Chief Executive Offices
Schedule 5........Participation Agreements

                  PLEDGE AND COLLATERAL AGREEMENT, dated as of December __, 2001, made by EDISON MISSION HOLDINGS CO., a California corporation ( "EDISON MISSION HOLDINGS," the " PLEDGOR") in favor of The Bank of New York, as successor to UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent for the Secured Parties (as defined below) (in such capacity, the "COLLATERAL AGENT").

                                    RECITALS

                  A. Contemporaneously herewith, EME Homer City Generation, L.P., a Pennsylvania limited partnership ("EME HOMER CITY") will enter into a transaction pursuant to the Participation Agreements listed on SCHEDULE 5 (as amended, modified and supplemented and in effect from time to time, collectively, the "PARTICIPATION AGREEMENTS") whereby EME Homer City will sell the undivided interests in its generating assets to the Owner Lessor and the Owner Lessor will lease such undivided interests in the generating assets to EME Homer City under the Facility Lease.

                  B. In consideration of the transactions contemplated by each of the Participation Agreements, EME Homer City will be obligated to pay to the Secured Parties the aggregate amount of all obligations owed by EME Homer City to the Secured Parties under the Operative Documents (the "LEVERAGED LEASE OBLIGATIONS").

                  C. In satisfaction of the requirements of the Secured Parties, the Pledgors desire by this Agreement and the other Security Documents (as defined below) to provide collateral as security for EME Homer City's obligations under Participation Agreements and the other Operative Documents (as defined below).

                  D. In order to simplify administration of such collateral and to provide for the orderly enforcement of their respective rights, the Secured Parties (as defined below) have appointed the Collateral Agent to serve as their common representative, to be the beneficiary under any pledge intended to benefit the Secured Parties, and to hold the liens created, or to be created, under the Operative Documents.

                  E. EME Homer City is a member of an affiliated group of companies that includes the Pledgor. The Pledgor will derive substantial direct and indirect benefit from the sale-leaseback transaction.

                  F. It is a condition precedent to the approval by the Secured Parties of the transactions contemplated by the Operative Documents that the Pledgor shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties.

                  NOW, THEREFORE, in consideration of the premises, the Pledgor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

                             SECTION 1. DEFINED TERMS

                  1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in each Participation Agreement and used herein shall have the meanings given to them in each Participation Agreement.

                  (b) The following terms shall have the following meanings:

                  "AGREEMENT": this Pledge and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "CERTIFICATED SECURITY": the collective reference to (i) any "certificated security" as defined in Section 8-102 of the New York UCC and (ii) all limited liability company certificates, partnership interest certificates and certificated options therefor that may be issued or granted by any Issuer.

                  "COLLATERAL": as defined in Section 2(a).

                  "COLLATERAL ACCOUNT": any collateral account established by the Collateral Agent as provided in SECTION 5.2.

                  "FACILITY LEASE": as defined in each Participation Agreement.

                  "INVESTMENT PROPERTY": the collective reference to (i) all "investment property" as such term is defined in Section 9-115 of the New York UCC and (ii) whether or not constituting "investment property" as so defined, all Pledged Shares.

                  "ISSUERS": MEW as issuer of the Investment Property.

                  "LEASE EVENT OF DEFAULT": as defined in each Participation Agreement.

                  "LEASE INDENTURE TRUSTEE": as defined in each Participation Agreement.

                  "LEVERAGED LEASE OBLIGATIONS": as defined in the recitals.

                  "MEW": Mission Energy Westside, Inc., a California corporation.

                  "MAJORITY IN INTEREST OF OWNER LESSORS": the holders of at least 51% of all Undivided Interests (as defined in any Participation Agreement) still subject to a Facility Lease.

                  "NEW YORK UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "PERSON": any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

                  "PLEDGED SHARES": the shares of Capital Stock of MEW, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of MEW that may be issued or granted to, or held by, the Pledgor while this Agreement is in effect.

                  "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(1) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

                  "SECURED PARTIES": the Collateral Agent, the Owner Lessors and the Owner Participant.

                  "SECURITIES ACT": the Securities Act of 1933, as amended.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule, appendix and exhibit references are to this Agreement unless otherwise specified.

                  (b) Each reference in this Agreement to an Operative Document or other agreement shall be deemed to refer to such Operative Document or other agreement as the same may be amended, supplemented or otherwise modified from time to time.

                  (c) Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such agreement, instrument or document is in effect.

                  (d) Each reference in this Agreement to a Person shall be deemed to include such Person's successors and assigns.

                  (e) Each reference in this Agreement to a Requirement of Law shall be deemed to refer to such Requirement of Law as the same may be amended, supplemented or otherwise modified from time to time.

                  (f) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                 SECTION 2. PLEDGE; GRANT OF SECURITY INTEREST

                  (a) As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) by EME Homer City of all EME Homer City's Leveraged Lease Obligations, the Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a pledge of and a first priority continuing security interest in, all of the Pledgor's right, title and interest in, to and under the

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following property, whether now owned by the Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as the "COLLATERAL"):

                        (1) all shares of capital stock of MEW (the "PLEDGED
                  SHARES"), the certificates representing the Pledged Shares, and all cash dividends, stock dividends, cash, instruments, chattel paper, warrants, options and other rights, property or proceeds and products from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares now or hereafter owned by the Pledgor;

                        (2) additional shares of capital stock of MEW at any
                  time acquired by the Pledgor whether by stock split, stock dividend, transfer, new issuance or any other manner (any such additional shares or membership interests shall constitute part of the Pledged Shares) whether voting or non-voting, and all securities convertible into and warrants, options and other rights to acquire any shares of capital stock of MEW, and the certificates or other instruments representing such additional shares, warrants, options or rights, and all cash dividends, stock dividends, cash, instruments, chattel paper, and any other rights, property or proceeds and products from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

                        (3) all other claims of any kind or nature, and any
                  instruments, certificates, chattel paper or other writings evidencing such claims, whether in contract or tort and whether arising by operation of law, consensual agreement or otherwise, at any time acquired by Pledgor in respect of any or all of the foregoing against MEW;

                        (4) all books and records relating to any of the
                  foregoing;

                        (5) all interests in substitution for or in addition to
                  any of the foregoing, any certificates representing or evidencing such interests, and all cash, securities, distributions and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing; and

                        (6) all Proceeds of and to any of the property of the
                  Pledgor described in the preceding clauses of this Section.


                   SECTION 3. REPRESENTATIONS AND WARRANTIES

                  The Pledgor hereby represents and warrants, with respect to itself and its Collateral, to the Collateral Agent and each Secured Party that:

                  3.1 DUE ORGANIZATION. The Pledgor (i) is duly organized, validly existing and in good standing under the law of the jurisdiction of its formation, and has the capacity and

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power to enter into this Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby,
(ii) is duly qualified to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, (iii) has the requisite power to own its Collateral, and (iv) possesses all Governmental Approvals required for its ownership of its Collateral.

                  3.2 DUE AUTHORIZATION; ENFORCEABILITY, ETC. The Pledgor has taken all necessary corporate or other action, as the case may be, to authorize the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Pledgor and constitutes the legal, valid and binding obligations of the Pledgor enforceable in accordance with its terms, (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally and general equitable principles).

                  3.3 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement nor compliance with any of the terms and provisions hereof (i) contravenes any Requirement of Law, binding on or affecting the Pledgor, any law, order, writ, judgment, injunction, decree, determination, or award applicable to the Pledgor or Governmental Approvals applicable to the Pledgor or any of its respective properties or other assets, except where such contravention could not reasonably be expected to have a Material Adverse Effect, (ii) conflicts with, breaches or contravenes the provisions of the organizational documents of the Pledgor or under any mortgage, indenture or other contract, agreement or instrument to which the Pledgor is a party or by which the Pledgor or its property is bound, or (iii) results in the creation or imposition of any Liens (other than those created hereunder) upon any of the property or assets of the Pledgor under, or in a condition or event that constitutes (or that, upon notice or lapse of time or both, would constitute) an event of default with respect to any contractual obligations of the Pledgor.

                  3.4 CONSENTS. Except for the actions contemplated herein or in
Section 4.6 of the Participation Agreement, no consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with, any Person or Governmental Authority is required (i) for the pledge of the Collateral by the Pledgor pursuant to this Agreement, (ii) for the execution, delivery or performance of this Agreement by the Pledgor, (iii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iv) for the exercise by the Owner Lessor, the Owner Participant, or so long as the Lien of the Lease Indenture has not been discharged or released, the Security Agent, of the voting or other rights provided for in this Agreement or the remedies in respect of such Collateral pursuant to this Agreement or as provided by any Requirement of Law, except those which have been duly obtained or made and, in the case of maintenance of perfection, the filing of continuation statements under the Uniform Commercial Code.

                  3.5 LITIGATION. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the Pledgor's Actual Knowledge, threatened against or affecting the Pledgor or any of its properties or rights which could reasonably be expected to have a Material Adverse Affect on the right or ability of the Pledgor to fulfill its obligations hereunder, or which questions or challenges the validity of this Agreement or any of the transactions contemplated hereby.

                  3.6 DEFENSES. To the Actual Knowledge of the Pledgor, no Pledged Shares pledged hereunder are subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against the Pledgor by any Person. As of the Closing Date, there are no certificates, instruments, documents or other writings of MEW which evidence any Pledged Shares other than the stock certificate evidencing the Pledged Shares (the "STOCK CERTIFICATE") the original of which has been delivered to the Lease Indenture Trustee at the Closing.

                  3.7 REGULATIONS. None of the Collateral pledged hereunder constitutes margin stock, as defined in Regulation T, U and X of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this Section 3 without meaning.

                  3.8 OTHER CONTRACTS. The Pledgor is not a party to any outstanding agreement, option or contract to sell all or any portion of the Collateral. No part of the Collateral is subject to the terms of any agreement restricting the sale or transfer of such Collateral. No Person has any right to purchase or terminate any or all of the interests of the Pledgor in the Collateral, except pursuant to the terms of this Agreement.

                  3.9 TITLE; NO OTHER LIENS. Except for the security interest granted to the Collateral Agent pursuant to this Agreement, the Pledgor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as are permitted by the Operative Documents.

                  3.10 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on SCHEDULE 3 (which, in the case of all filings and other documents referred to on said SCHEDULE, have been delivered to the Collateral Agent in completed and duly executed form) will (a) constitute valid and enforceable perfected security interests in all of the Collateral in favor of the Collateral Agent as collateral security for EME Homer City's Leveraged Lease Obligations to the extent that a security interest may be perfected by filing and/or the other actions specified on SCHEDULE 3, and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Operative Documents and which have priority over the Liens on the Collateral by operation of law.

                  3.11 CHIEF EXECUTIVE OFFICE. On the date hereof, the Pledgor's jurisdiction of organization and the location of the Pledgor's chief executive office or sole place of business are specified on SCHEDULE 4.

                  3.12 INVESTMENT PROPERTY. (a) The shares of Pledged Shares pledged by the Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of the Issuer owned by the Pledgor.

                  (b) All the shares of the Pledged Shares have been duly and validly issued and are fully paid and nonassessable.

                  (c) The Pledgor is the record and beneficial owner of, and has good and marketable title to, the Collateral pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

                              SECTION 4. COVENANTS

                  The Pledgor covenants and agrees with the Collateral Agent and the Secured Parties that, from and after the date of this Agreement until the Leveraged Lease Obligations shall have been paid in full:

                  4.1 MAINTENANCE OF EXISTENCE. The Pledgor shall preserve and maintain its corporate existence and all of its rights, privileges and franchises that are necessary for the fulfillment of its obligations under this Agreement.

                  4.2 PAYMENT OF TAXES. The Pledgor shall pay, before any fine, penalty, interest or cost attaches thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against the Collateral or upon the Liens provided for herein provided that no such tax, assessment, governmental charge or levy need be paid if being contested in good faith by appropriate actions promptly initiated and diligently conducted and if (i) adequate reserves consistent with GAAP requirements (or other security arrangements reasonably satisfactory to the Lenders and the Owner Participant) are established and maintained in an amount sufficient to pay any such taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made, and (ii) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is immediately paid after resolution of such contest.

                  4.3 BANKRUPTCY. The Pledgor shall not authorize, seek to cause or permit MEW to commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to MEW or its respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or to make a general assignment for the benefit of creditors.

                  4.4 DELIVERY OF CERTIFICATED SECURITIES. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Certificated Security, such Certificated Security shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

                  4.5 MAINTENANCE OF PERFECTED SECURITY INTEREST FURTHER DOCUMENTATION. (a) The Pledgor shall take any and all actions that may be necessary or, in the reasonable discretion of the Collateral Agent, prudent to maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.

                  (b) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property, and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto

                  4.6 CHANGES IN LOCATIONS, NAME, ETC. The Pledgor will not, except upon 30 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

                        (i) change its jurisdiction of organization or the
                  location of its chief executive office or sole place of business from that referred to in SECTION 3.3; or

                        (ii) change its name, identity or corporate structure to
                  such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

                  4.7 NOTICES. The Pledgor will advise the Collateral Agent promptly, in reasonable detail, of: ----------------

                  (a) any Lien (other than security interests created hereby or Liens permitted under the Operative Documents) on any of the Collateral which could reasonably be expected to have a material adverse effect on the ability of the Collateral Agent to exercise any of its remedies hereunder; and

                  (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

                  4.8 INVESTMENT PROPERTY. (a) If the Pledgor shall become entitled to receive or shall receive any certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the capital stock in the Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Shares, as the case may be, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by the Pledgor to the Collateral Agent, if required, together with an undated stock power or power of transfer, as the case may be, covering such certificate duly executed in blank by the Pledgor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof as additional collateral security for the Leveraged Lease Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of the Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Leveraged Lease Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Leveraged Lease Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of the Pledgor, as additional collateral security for the Leveraged Lease Obligations.

                  (b) Without the prior written consent of the Collateral Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock, partnership interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any Collateral, except pursuant to a transaction expressly permitted by each Participation Agreement, (iii) create, incur or permit to exist any Lien or option in favor of or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Collateral Agent to sell, assign or transfer any of the Collateral.

                  (c) MEW hereby agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in SECTION 4.5(a) with respect to the Investment Property issued by it and (iii) the terms of SECTION 5.1(b) shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to
SECTION 5.1(b) with respect to the Investment Property issued by it.

                  SECTION 5. REMEDIAL PROVISIONS

                  5.1 INVESTMENT PROPERTY. (a) Unless a Lease Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the Pledgor of the Collateral Agent's intent to exercise its corresponding rights pursuant to SECTION 5.1(b), the Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Shares, to the extent permitted in the Participation Agreement, and to exercise all voting and corporate rights with respect to the Investment Property; PROVIDED, HOWEVER, that no vote shall be cast or corporate right exercised or other action taken which, in the Collateral Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of any Operative Document.

                  (b) If a Lease Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the Pledgor, (i) the Collateral Agent shall have the right to receive any and all cash dividends, distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Leveraged Lease Obligations in such order as the Collateral Agent may determine, (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and (iii) the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders or partners of the Issuer or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or partnership structure of any Issuer, or upon the exercise by the Pledgor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                  5.2 PROCEEDS TO BE TURNED OVER TO COLLATERAL AGENT. If a Lease Event of Default shall occur and be continuing, all Proceeds received by the Pledgor consisting of cash, checks and other near-cash items shall be held by the Pledgor in trust for the Collateral Agent, segregated from other funds of the Pledgor, and shall, forthwith upon receipt by the Pledgor, be turned over to the Collateral Agent in the exact form received by the Pledgor (duly indorsed by the Pledgor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in the Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in the Collateral Account (or by the Pledgor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Leveraged Lease Obligations and shall not constitute payment thereof until applied as provided in SECTION 5.3.

                  5.3 DEPOSITS; APPLICATION OF PROCEEDS. Upon the creation of any Collateral Account, the Collateral Agent shall also establish 8 subaccounts of such Collateral Account, one subaccount with respect to each Facility Lease. All deposits into the Collateral Account shall be credited to each subaccount based upon such Owner Lessor's Percentage of such deposited amount. If a Lease Event of Default under a Participation Agreement shall have occurred and be continuing, at any time thereafter at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds held in the applicable subaccount of the Collateral Account in payment of the applicable Leveraged Lease Obligations, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for any Leveraged Lease Obligations shall be paid over from time to time by the Collateral Agent to the

Pledgor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds in a subaccount remaining after applicable Leveraged Lease Obligations shall have been paid in full shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive the same. It is acknowledged and agreed that sums on deposit in any subaccount of the Collateral Account shall be held for the benefit of the applicable Owner Lessor (as collateral for the Leveraged Lease Obligations under the applicable Facility Lease and the applicable Operative Documents and shall not constitute collateral for, and shall not be applied to the repayment of, any obligations of the Facility Lessee owing to any other Owner Lessor under any other Facility Lease (or applicable Operative Documents).

                  5.4 CODE AND OTHER REMEDIES. Subject to Article XIV of the Participation Agreement, if a Lease Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Leveraged Lease Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. The Pledgor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Pledgor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this SECTION 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder (including, without limitation, reasonable attorneys' fees and disbursements) and after crediting such proceeds to the subaccounts of the Collateral Account in accordance with Section 5.3, to the payment in whole or in part of the applicable Leveraged Lease Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(l)(c) of the New York UCC, need the Collateral Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

                  5.5 PLEDGED SHARES. (a) The Pledgor recognizes that the Collateral Agent may be compelled to resort to one or more private sales of the Pledged Shares to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Shares, as the case may be, for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

                  (b) The Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Shares, as the case may be, pursuant to this
SECTION 5.5, valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this SECTION 5.5 will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this SECTION 5.5 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Lease Event of Default has occurred.

                  5.7 DIRECTION OF SECURED PARTIES. The Majority in Interest of Owner Lessors shall be entitled to give and refrain from giving consents and directions to the Collateral Agent on behalf of all the Secured Parties (and all Secured Parties shall be bound by such action).

                  5.8 WAIVER; DEFICIENCY. The Pledgor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC.

                        SECTION 6. THE COLLATERAL AGENT

                  6.1 COLLATERAL AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC.
(a) The Pledgor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Collateral Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do any or all of the following:

                        (i) in the name of the Pledgor or its own name, or
                  otherwise, file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due with respect to any other Collateral whenever payable;

                        (ii) pay or discharge taxes and Liens levied or placed
                  on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof,

                        (iii) execute, in connection with any sale provided for
                  in SECTION 5.5 or 5.6, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                        (iv) (1) direct any party liable for any payment under
                  any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;
                  (4) defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (6) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and the Pledgor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do.

                  Anything in this SECTION 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this SECTION 6.1(a) unless a Lease Event of Default shall have occurred and be continuing.

                  (b) If a Lease Event of Default shall have occurred and be continuing, if the Pledgor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

                  (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this SECTION 6.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Rent under the Participation Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the Pledgor, shall be payable by the Pledgor to the Collateral Agent on demand.

                  (d) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

                  6.2 DUTY OF COLLATERAL AGENT. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it with the same degree of care as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Collateral Agents and the Secured Parties' interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for (i) their own gross negligence or willful misconduct or (ii) breach of their obligations under this Agreement.

                  6.3 EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the New York UCC and any other applicable law, the Pledgor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Pledgor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

                  6.4 AUTHORITY OF COLLATERAL AGENT. The Pledgor and each Secured Party by accepting the benefits of this Agreement acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Secured Parties, be governed by the Operative Documents and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Pledgor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 7. MISCELLANEOUS

                  7.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in writing and in accordance with the Participation Agreement.

                  7.2 NOTICES. All notices and other communications to any party hereto shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on
Schedule 1 or at such other address or facsimile number as may be designated by such party in a notice to the other parties.

                  7.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to SECTION 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Lease Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                  7.4 SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; PROVIDED that the Pledgor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

                  (b) In order to secure the Lessor Notes of each Owner Lessor, such Owner Lessor will assign and grant a first priority security interest in favor of its applicable Lease Indenture Trustee in and to all of such Owner Lessor's right, title and interest in, to and under this Agreement (other than to the extent relating to Excepted Payments and the rights to enforce and collect the same). The Facility Lessee hereby consents to such assignment and to the creation of such Lien and security interest and acknowledges receipt of copies of the Lease Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent of the Facility Lessee under any other circumstances. Unless and until the Collateral Agent shall have received written notice from the Lease Indenture Trustee that the Lien of the applicable Lease Indenture has been fully discharged, the applicable Lease Indenture Trustee shall have the right to exercise the rights of such Owner Lessor under this Agreement (other than with respect to Excepted Payments and the rights to enforce and collect the same) to the extent set forth in and subject in each case to the exceptions set forth in the applicable Lease Indenture.

                  7.5 SET-OFF. The Pledgor hereby irrevocably authorizes the Collateral Agent and each Secured Party at any time and from time to time (i) upon the occurrence of a Lease

Event of Default of the kind described in Section 16 of the Facility Lease or
(ii) upon the occurrence and continuance beyond the applicable grace period, if any, of any other Lease Event of Default and with the consent of the Secured Parties, without notice to the Pledgor, any such notice being expressly waived by the Pledgor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Secured Party to or for the credit or the account of the Pledgor, or any part thereof in such amounts as the Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of the Pledgor to the Collateral Agent or such Secured Party hereunder and claims of every nature and description of the Collateral Agent or such Secured Party against the Pledgor, in any currency, whether arising hereunder, under the Participation Agreement, any other Operative Document or otherwise, as the Collateral Agent or such Secured Party may elect, whether or not the Collateral Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent and each Secured Party shall notify the Pledgor promptly of any such set-off and the application made by the Collateral Agent or such Secured Party of the proceeds thereof, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and each Secured Party under this SECTION 7.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Secured Party may have.

                  7.6 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  7.7 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  7.8 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                  7.9 INTEGRATION. The Security Documents represent the agreement of the Pledgor, the Collateral Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to in the Security Documents. The Security Documents supersede any and all prior agreements and understandings, oral or written, relative or with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Security Documents.

                  7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  7.11 SUBMISSION TO JURISDICTION; WAIVERS. The Pledgor (and, with respect to paragraph (e) below only, the Collateral Agent and each of the Secured Parties) hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to the Operative Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Pledgor at its address referred to in SECTION 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  7.12 ACKNOWLEDGMENTS. The Pledgor hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of the Security Documents to which it is a party;

                  (b) either the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to the Pledgor arising out of or in connection with any Security Documents, and the relationship between the Pledgor, on the one hand, and the Collateral Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created by any Security Document or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Pledgor and the Secured Parties.

                  7.13 RELEASES. (a) At such time as the Leveraged Lease Obligations shall have been paid in full, the Collateral shall automatically be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and the Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor. At the request and sole expense of the Pledgor following any such termination, the Collateral Agent shall deliver to the Pledgor any Collateral held by the Collateral Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Pledgor in a transaction permitted by the Participation Agreement (and the Indenture, if any Securities have been issued), then the Collateral Agent, at the request and reasonable and sole expense of the Pledgor, shall execute and deliver to the Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and reasonable and sole expense of the Pledgor , the Pledgor shall be released from its obligations hereunder in the event that all the Capital Stock of the Pledgor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Participation Agreement; PROVIDED that Pledgor shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Pledgor stating that such transaction is in compliance with the Operative Documents.

                  7.14 CONTINUING ASSIGNMENT; PLEDGE AND SECURITY INTEREST; RELEASE.

                  This Agreement shall create a continuing pledge, assignment of, hypothecation of and security interest in the Collateral and shall (A) remain in full force and effect until the payment in full of the Leverage Lease Obligations (PROVIDED that, if the Owner Lessor reasonably determines that there is a material risk of the Facility Lessee being subject to bankruptcy proceedings, the pledge under this Agreement shall remain in full force and effect until all such payments shall have become irrevocable) and the expiration or termination of the Facility Lease, (B) be binding upon the Pledgor, its successors and assigns, provided, that a Pledgor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Owner Lessor, and (C) inure to the benefit of, and be enforceable by the Owner Lessor and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (C), the Owner Lessor may assign or otherwise transfer all or any portion of its rights in the Obligations to the extent and in the manner provided in the Operative Documents, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to the Owner Lessor herein or otherwise; the parties acknowledge that, pursuant to the Lease Indenture, the Owner Lessor pledges its rights hereunder to the Lease Indenture Trustee as security for its obligations under the Lease Indenture; accordingly, for as long as the Lien of the Collateral Documents remains in effect, the Lease Indenture Trustee may exercise the Owner Lessor's rights hereunder in accordance with, and to the extent set forth in, the Lease Indenture.

                  7.15 EXPENSES.

                  (a) The Pledgor agrees to pay or reimburse the Owner Lessor, on an After-Tax Basis, the Owner Participant and so long as the Lien of the Lease Indenture has not been released or discharged, the Security Agent and each Noteholder, for, any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Liens on, and security interest in, the Collateral pledged by it hereunder, including, without limitation, all reasonable fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of such Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving such the Collateral, the Owner Lessor's and, the Lease Indenture Trustee's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to such Collateral. If and to the extent that the obligations of the Pledgor under this Section 7.15 are unenforceable for any reason, the Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.


                  7.16 SECURITY INTEREST ABSOLUTE.

                  (a) The obligations of the Pledgor under this Agreement are independent of the Obligations and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against another pledgor or any guarantor of the Obligations or whether another pledgor or any guarantor of the Obligations is joined in any such action or actions. All rights of the Owner Lessor and the pledge, hypothecation and security interest hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, to the extent permitted by Requirements of Law, irrespective of:

                        (i) any lack of validity or enforceability of any
                  Operative Document or any other agreement or instrument relating thereto;

                        (ii) any change in the time, manner or place of payment
                  of or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Operative Document, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to the Facility Lessee;

                        (iii) any taking, exchange, release or non-perfection of
                  any other collateral, or any taking, release or amendment or waiver of, or consent to departure from any guaranty, for all or any of the Obligations;

                        (iv) any manner of application of the Collateral, or
                  proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any other collateral for all or any of the Obligations;

                        (v) any change, restructuring or termination of the
                  structure or existence of the Facility Lessee; or

                        (vi) any other circumstances which might otherwise
                  constitute a defense available to, or a discharge of, the Facility Lessee or a third party grantor of a security interest.

The Pledgor hereby waives, to the maximum extent permitted by law (i) all rights under any law limiting remedies, including recovery of a deficiency, under an obligation secured by a mortgage or deed of trust on real property if the real property is sold under a power of sale contained in the mortgage, and all defenses based on any loss whether as a result of any such sale or otherwise, of Pledgor's right to recover any amount from the Facility Lessee or MEW, whether by right of subrogation or otherwise; (ii) all rights under any law to require the Owner Lessor to pursue the Facility Lessee, or any other Person, any security which Owner Lessor may hold, or any other remedy before proceeding against the Pledgor; (iii) all rights of reimbursement or subrogation, all rights to enforce any remedy that the Owner Lessor may have against the Facility Lessee, and all rights to participate in any security held by the Owner Lessor until the Obligations have been paid and performed in full; (iv) all rights to require the Owner Lessor to give any notices of any kind, including, without limitation, notices of nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as set forth herein or expressly provided in the Participation Agreement;
(v) all rights to assert the bankruptcy or insolvency of the Facility Lessee as a defense hereunder or as the basis for rescission hereof; (vi) all rights under any law purporting to reduce the Pledgor's obligations hereunder if the Obligations are reduced; (vii) all defenses based on the disability or lack of authority of the Facility Lessee or any Person, the repudiation of the Operative Documents by the Facility Lessee or any Person, the failure by the Owner Lessor to enforce any claim against the Facility Lessee, or the unenforceability in whole or in part of any Operative Documents; (viii) all suretyship and guarantor's defenses generally; (ix) all rights to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Pledgor of its obligations under, or the enforcement by the Owner Lessor of, this Agreement; (x) any requirement on the part of the Owner Lessor to mitigate the damages resulting from any default; and (xi) except as otherwise specifically set forth herein, all rights of notice and hearing of any kind prior to the exercise of rights by the Owner Lessor upon the occurrence and during the continuation of a Lease Event of Default to repossess with judicial process or to replevy, attach or levy upon the Collateral. To the extent permitted by law, the Pledgor waives the posting of any bond otherwise required of the Owner Lessor in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon the Collateral, to enforce any judgment or other security for the Obligations, to enforce any judgment or other court order entered in favor of Owner Lessor, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other agreement or document between the Pledgor and the Owner Lessor. The Pledgor further agrees that upon the occurrence and during the continuation of a Lease Event of Default, the Collateral Agent may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Obligations or any part thereof, or to exercise any other remedy against MEW, or the Facility Lessee, any security or any guarantor, even if the effect of that action is to deprive the Pledgor of the right to collect reimbursement from MEW, or the Facility Lessee for any sums paid by the Pledgor to the Collateral Agent.

                  7.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                  EDISON MISSION HOLDINGS CO.


                                  By:   _____________________________________
                                        Name:    Kevin M. Smith
                                        Title:   Vice President and Treasurer


                                  MISSION ENERGY WESTSIDE, INC.


                                  By:   _____________________________________
                                        Name:   Kevin M. Smith
                                        Title:  Vice President and Treasurer



Acknowledged and Agreed as of the date hereof:
THE BANK OF NEW YORK, as successor to
UNITED STATES TRUST COMPANY OF
    NEW YORK, as Collateral Agent


By:
      -----------------------------------------------
      Name:     Christopher J. Grell
      Title:    Authorized Signer

                                                                   SCHEDULE 1 to
                                                 PLEDGE AND COLLATERAL AGREEMENT




                                NOTICE ADDRESSES



EDISON MISSION HOLDINGS CO.
MISSION ENERGY WESTSIDE, INC.

18101 Von Karman Avenue
Suite 1700
Irvine, CA 92612-1046
Attention:     Treasurer
Telephone:     949-752-5588
Facsimile:     949-752-5624

                                                                   SCHEDULE 2 to
                                                 PLEDGE AND COLLATERAL AGREEMENT


                       DESCRIPTION OF INVESTMENT PROPERTY


PART A

PLEDGED SHARES:

                ISSUER                    CLASS OF STOCK       STOCK CERTIFICATE NO.           NO. OF SHARES
                ------                    --------------       ---------------------           -------------
Mission Energy Westside, Inc.                 Common                     2                          100



                                                                   SCHEDULE 3 to
                                                 PLEDGE AND COLLATERAL AGREEMENT

                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS

                         UNIFORM COMMERCIAL CODE FILINGS


PLEDGOR                                   UCC FILING OFFICES
-------                                   ------------------

Mission Energy Westside, Inc.             California Secretary of State
                                          Pennsylvania Secretary of State
                                          Indiana County, PA

                      ACTIONS WITH REGARD TO PLEDGED SHARES


1) Deliver stock certificates, accompanied by undated stock powers duly indorsed in blank, of Mission Energy Westside, Inc.

                                                                   SCHEDULE 4 to
                                                 PLEDGE AND COLLATERAL AGREEMENT



       LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE



PLEDGOR                             JURISDICTION         LOCATION
-------                             ------------         --------
Mission Energy Westside, Inc.       CA                   18101 Von Karman Avenue
                                                         Suite 1700
                                                         Irvine, California 92612-1046



                                                                   SCHEDULE 5 to
                                                 PLEDGE AND COLLATERAL AGREEMENT

1. The Participation Agreement dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee; Homer City OL1, a Delaware limited liability company, as Owner Lessor; Wells Fargo Bank Northwest, National Association, both in its individual capacity and solely as Owner Manager; General Electric Capital Corporation, a Delaware corporation, as Owner Participant; Homer City Funding LLC, a Delaware limited liability company, as Lender; The Bank of New York (as successor to United States Trust Company of New
      York), both in its individual capacity and solely as Lease Indenture Trustee; The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Bondholder Trustee.

2. The Participation Agreement dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee; Homer City OL2, a Delaware limited liability company, as Owner Lessor; Wells Fargo Bank Northwest, National Association, both in its individual capacity and solely as Owner Manager; General Electric Capital Corporation, a Delaware corporation, as Owner Participant; Homer City Funding LLC, a Delaware limited liability company, as Lender; The Bank of New York (as successor to United States Trust Company of New
      York), both in its individual capacity and solely as Lease Indenture Trustee; The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Bondholder Trustee.

3. The Participation Agreement dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee; Homer City OL3, a Delaware limited liability company, as Owner Lessor; Wells Fargo Bank Northwest, National Association, both in its individual capacity and solely as Owner Manager; General Electric Capital Corporation, a Delaware corporation, as Owner Participant; Homer City Funding LLC, a Delaware limited liability company, as Lender; The Bank of New York (as successor to United States Trust Company of New
      York), both in its individual capacity and solely as Lease Indenture Trustee; The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Bondholder Trustee.

4. The Participation Agreement dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee; Homer City OL4, a Delaware limited liability company, as Owner Lessor; Wells Fargo Bank Northwest, National Association, both in its individual capacity and solely as Owner Manager; General Electric Capital Corporation, a Delaware corporation, as Owner

      Participant; Homer City Funding LLC, a Delaware limited liability company, as Lender; The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Lease Indenture Trustee; The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Bondholder Trustee.

5. The Participation Agreement dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee; Homer City OL5, a Delaware limited liability company, as Owner Lessor; Wells Fargo Bank Northwest, National Association, both in its individual capacity and solely as Owner Manager; General Electric Capital Corporation, a Delaware corporation, as Owner Participant; Homer City Funding LLC, a Delaware limited liability company, as Lender; The Bank of New York (as successor to United States Trust Company of New
      York), both in its individual capacity and solely as Lease Indenture Trustee; The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Bondholder Trustee.

6. The Participation Agreement dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee; Homer City OL6, a Delaware limited liability company, as Owner Lessor; Wells Fargo Bank Northwest, National Association, both in its individual capacity and solely as Owner Manager; General Electric Capital Corporation, a Delaware corporation, as Owner Participant; Homer City Funding LLC, a Delaware limited liability company, as Lender; The Bank of New York (as successor to United States Trust Company of New
      York), both in its individual capacity and solely as Lease Indenture Trustee; The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Bondholder Trustee.

7. The Participation Agreement dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee; Homer City OL7, a Delaware limited liability company, as Owner Lessor; Wells Fargo Bank Northwest, National Association, both in its individual capacity and solely as Owner Manager; General Electric Capital Corporation, a Delaware corporation, as Owner Participant; Homer City Funding LLC, a Delaware limited liability company, as Lender; The Bank of New York (as successor to United States Trust Company of New
      York), both in its individual capacity and solely as Lease Indenture Trustee; The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Bondholder Trustee.

8. The Participation Agreement dated as of December __, 2001 by and among EME Homer City Generation, L.P., a Pennsylvania limited partnership, as Facility Lessee; Homer City OL8, a Delaware limited liability company, as Owner Lessor; Wells Fargo Bank Northwest, National Association, both in its individual capacity and solely as Owner Manager; General Electric Capital Corporation, a Delaware corporation, as Owner Participant; Homer City Funding LLC, a Delaware limited liability company, as Lender; The Bank of New York (as successor to United States Trust Company of New
      York), both in its individual capacity and solely as Lease Indenture Trustee; The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Security Agent; and The Bank of New York (as successor to United States Trust Company of New York), both in its individual capacity and solely as Bondholder Trustee.